UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑11(c) or Rule 14a‑12
CAPITAL SOUTHWEST CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR INVESTMENT IN CAPITAL SOUTHWEST CORPORATION

NOTICE: YOUR RESPONSE IS CRITICAL
Dear Shareholder:
An urgent, time-sensitive matter pertaining to your investment in Capital Southwest Corporation requires your input. Efforts to reach you by mail, email, and phone in respect of this matter have been unsuccessful so far.
We have engaged Broadridge Financial Solutions (“Broadridge”) to secure your input on this matter. Please call Broadridge right away. You can call Broadridge toll-free at 1-866-687-4509 on any weekday between 9:00 a.m. to 10:00 p.m. Eastern Time.
It will take only a minute of your time to address this matter.
Thank you for attending to this request. Your investment in Capital Southwest Corporation is truly appreciated.
Sincerely,
Capital Southwest Corporation